AMENDMENT NO. 1
TO THE
DEALER MANAGER AGREEMENT
This Amendment No. 1 to the Dealer Manager Agreement (this “Amendment”) is made and entered into as of August 15, 2022, by and among Invesco Real Estate Income Trust Inc. (the “Company”) and Invesco Distributors, Inc. (the “Dealer Manager,” and together with the Company, the “Parties”). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement (as defined below).
RECITALS
WHEREAS, the Parties previously entered into that certain Dealer Manager Agreement dated as of May 11, 2021 (the “Agreement”);
WHEREAS, Schedule 2 of the Agreement and Schedule 1 of the Form of Participating Dealer Agreement attached thereto contemplate that the annual stockholder servicing fee paid to the Dealer Manager on each of the Class T Shares is comprised of the advisor stockholder servicing fee and the dealer stockholder servicing fee; and
WHEREAS, in accordance with Section 13 of the Agreement, the Parties desire to amend the Agreement, including the Form of Selected Dealer Agreement thereto, to replace the term “advisor stockholder servicing fee” with the term “representative stockholder servicing fee.”
NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and the mutual promises contained herein, the Parties hereto agree as follows:
AGREEMENT
1.Amendment to the Agreement.
(a)Replacement of Terms. All occurrences of the term “advisor stockholder servicing fee” in the Agreement, including the Form of Participating Dealer Agreement attached thereto, shall hereby be replaced with the term “representative stockholder servicing fee.” The replacement of the term shall not change the meaning of the term as defined in the Agreement. All such replacements shall be applicable in the singular, plural and possessive forms of the respective terms thereof.
2.Miscellaneous.
(a)Counterparts; Signature. This Amendment may be executed in any number of counterparts and by the Parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.
(b)Applicable Law. This Amendment shall be governed by and construed in accordance with Section 12 of the Agreement.
(c)Continued Effect. Except as specifically set forth herein, all other terms and conditions of the Agreement shall remain unmodified and in full force and effect, the same being confirmed and republished hereby. In the event of any conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall control.
(d)Notice to Selected Dealers. The Dealer Manager shall provide prompt written notice to each Selected Dealer of this Amendment and the corresponding replacement of the term “advisor stockholder
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servicing fee” occurring in such Participating Dealer’s Participating Dealer Agreement with the term “representative stockholder servicing fee,” in each case pursuant to the term of such applicable Participating Dealer Agreement.
[Signatures on following page.]

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date set forth above.

INVESCO REAL ESTATE INCOME TRUST INC.

By: /s/ R. Scott Dennis
Name: R. Scott Dennis
Title: Executive Officer and President

INVESCO DISTRIBUTORS, INC.

By: /s/ Nicole Filingeri
Name: Nicole Filingeri
Title: Vice President

[Signature Page to Amendment No. 1 to the Dealer Manager Agreement]